Cohen & Co

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Wisdom Short Duration Income Fund and the Wisdom Short Term Government Fund, each a series of Spend Life Wisely Funds Investment Trust, under the heading "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
December 17, 2024